                                    AGREEMENT

         This agreement dated , 1999 is between Mind2Market, Inc., a Colorado Corporation, having a place of business at 1625 Abilene Drive, Broomfield, CO 80020 referred to as M2M in this agreement and Western Innovations Inc., having a place of business at 15508 East 19th Ave., Aurora, Colorado 80011, referred to as WII in this agreement.

         WITNESSETH

     Whereas: M2M is sole owner of two products called Radar Beacon and AeroLink; and

     Whereas: M2M is desirous of a relationship with a manufacturing firm to acquire or manufacture components, and to assemble components into the products, and further to packaging and ship products to required destinations; and

     Whereas:  WII is a  manufacturing  firm with the  abilities  to  acquire or
manufacture,   assemble,  package  and  deliver  products  and  is  desirous  of manufacturing the products Radar Beacon and AeroLink;

     Now Therefore: In consideration of these premise and of the mutual promise and agreements herein set forth, the parties hereto agree as follows:

1.  TERM:

         (a) The term of this agreement shall commence as of the date of the first purchase order to WII and shall continue for an initial period of five (5) years, and for successive periods of five (5) years thereafter only upon the mutual written agreement of the parties.

          (b) M2M shall have the right to terminate this Agreement on the occurrence of any one or more of the following events:

                       (1a) the breach by WII of any other material term of this Agreement, provided that WII fails to cure the same within 30 days of written notice thereof by M2M.
                       (2a)  the insolvency of WII.
                       (3a) the placement of the assets of WII in the hands of trustee or receiver.

2.       GRANT OF RIGHTS:

         M2M hereby grants WII exclusive rights to produce, acquire, assemble, and package the products. WII will be responsible for total quality control of all components as specified by M2M. WII will be responsible for the assembly, packaging and shipping of product to all M2M customers as specified by M2M.

3.       M2M WARRANTIES AND INDEMNITIES:

         (a) M2M hereby warrants and represents that it has the right and power to grant the Rights herein described in item two (2) of this agreement and is free to enter into this agreement with WII. Upon the execution of this agreement M2M shall provide WII with existing documentation regarding its proprietorship of and ability to grant the Rights as set forth herein. WII is hereby granted the right to duplicate and use such documentation and materials for use in acquiring components for the manufacturing of the products.

         (b) M2M hereby warrants and represents that it has not assigned or in any other way, sold, conveyed, transferred or encumbered all or any portion of the Rights, with the respect to the products to any other person, firm or corporation by any instrument or agreement now valid or outstanding.

         (c) M2M hereby indemnifies and saves WII and its respective successors, assigns and licensees harmless from and against all claims, damages, loss of profits, losses, settlement, judgements, expenses and cost, including reasonable attorney's fees which may be suffered, made, incurred or assumed by WII or its successors, assigns or licensees by reason of any breach or alleged breach by M2M of any agreement, warranty or representation made or entered into hereunder by M2M.

4.       WII WARRANTIES AND INDEMNITIES:
         (a) WII hereby warrants and represents that it is free to enter into this agreement.
         (b) WII hereby warrants and represents that it will produce ordered product within 45 days of receipt of all components that meet M2M specifications.
         (c) WII will, at all times, conduct all business required of it hereunder, in a manner that will cause M2M to be in compliance with all applicable International, Federal, State and local laws and regulations.

5.       TERRITORY:

         The rights granted by M2M to WII shall be for all of Product markets.

6.       MANUFACTURING RESPONSIBILITIES:

          (a) WII shall have the sole and complete authority and responsibility for all procuring, manufacturing, assembly, packaging and shipping of the products except as listed in (b) & (c) below.
          (b) M2M will be responsible to approve written components specifications and quality control procedures before manufacturing of the components and products,
          (c) M2M will be responsible to approve major vendors (i.e. balloons, cylinders, valve body, connector parts, tether, casing, adhesives & tape) to supply components to WII. (e) M2M commits to minimize delivery commitments in high growth periods (greater than 120% per month) in order reduce production peaks and valleys.

7.       TAXES:

         Each party shall be responsible for all of its own Federal, State, and local taxes of any kind or nature whatsoever.

8.       PRICING:

         The pricing of the Radar Beacon and AeroLink units shall be determined under Appendix A of this agreement. The price includes placing the units in provided packaging and having the units ready to ship. The price is F.O.B. WII dock. Order quantities for components, greater than required to meet existing orders, will be at WII's discretion.

9.       MISCELLANEOUS:

         (a) The parties hereto do hereby agree that they are each dealing with the other under this agreement as independent parties and that this agreement does not create, nor is it intended in any way to create a joint venture or partnership between the parties hereto.

         (b) This agreement may not be assigned by either party without the prior written consent of the other party or one or more of the principals.

         (c) Both parties agree to hold all information received from the other party hereto in confidence and all contracts, names, names of clients will not be used by the other party in any other type of endeavor or that party will be held liable for damages.

         (d) This agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado as it applies to contracts entered into and performed whole therein.

         (e) All disputes under this agreement shall be settled in the City of Denver, Colorado by a panel of three (3) arbitrators, (one picked by each party and the third picked by the two (2) selected arbitrators) under the rules established by the American Arbitrators Association. The findings of the arbitrators will be final and conclusive and may be filed with any court having competent jurisdiction.

         (f) In the event any provisions of this agreement is deemed to be in conflict with any law of any relevant jurisdiction, the agreement shall be interpreted to the extent possible without such provision and the balance of the agreement will not fail on account thereof.

         (g) Any failure or omission by either party to insist upon compliance by the other or any of the terms of this agreement shall not constitute a waiver or for any later enforcement of the term or terms.

         (h) Any notice required by or provided pursuant to this agreement shall be given in writing by means of facsimile, the U.S. Postal Service or any professional delivery service that requires a signed written receipt confirming delivery of the envelope or package containing the notice. The effective date of the notice shall be the date it is facsimiled or delivered to the party for which it is intended. If the notice is for WII, it shall be delivered to the following address or to such other addresses as WII may designate by notice:

                           Name             Western Innovations
                           Address          15508 E. 19th Ave.
                           City             Aurora
                           State            Colorado Zip 80011
                           Attn:            Jerry Jernigan
                           Phone            303-340-3811
                           Fax              303-367-5930

         If the notice is to M2M it shall be delivered to the following address or to such other addresses that M2M shall designate by notice:
                           Name             Mind2Market, Inc.
                           Address          1625 Abilene Drive
                           City             Broomfield
                           State            Colorado Zip  80020
                           Attn:            Ronald Powell
                           Phone:           303-438-9185
                           Fax:             303-438-9243

         (i) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         (j) This agreement sets forth the entire agreement of the parties. All prior verbal or written agreements, whether expressed or implied, being merged herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below to be effective as provided in the first sentence of the Agreement.


Date:  ----------------
                                                     ---------------------------
                                                     Jerry Jernigan, President
                                                     Western Innovations


Date:  ----------------
                                                     ---------------------------
                                                     Ronald Powell, President
                                                     Mind2Market, Inc.

                                   Appendix A

M2M and WII hereby warrant and agree as follows:

1) WII grants an initial credit of $1,000,000 to M2M for the express purpose of Radar Beacon and AeroLink orders secured by M2M.

2) With each order received by WII from M2M, a 50% deposit on the total Cost of Goods Sold is required.

3) WII will maintain one (1) Board of Director seat on the M2M Board of Directors for as long as this agreement remains in place.

4) M2M will hold WII harmless on any or all components and supplies that meets M2M specifications (specifications in place when ordered) but not used immediately for reasons determined by M2M. Balance of costs (cost of item less deposit plus processing and return costs) will be due WII at same time as WII costs are due vendor.

5) If M2M sells or assigns the Radar Beacon or AeroLink product line to another entity, WII will receive three dollars ($3.00) per unit produced by the purchasing entity for the remainder of the contract between M2M and WII.

The price to M2M for the Radar Beacon product will be as follows:

1) Pricing formula is Cost of Goods Sold + Labor + Overhead/Adm. + Profit. Labor and Overhead/Adm. cost are as follows and can be amended by mutual consent.

Pricing for Radar Beacon
--------------------------------------------------------------------------------------------------------------------
Units                       Less than 2000          2000 to 9999          10000 to 19999          20000 or more
Ordered /Month

Cost of Goods Sold

Labor                                     4.00                   4.00                   4.00         4.00

Adm.                                      4.00                   3.50                   3.00
&  Overhead                                                                                          2.50

 Subtotal

Profit (15%)

  Total Price
